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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cumulus Media Inc. of our report dated April 14, 1999 relating to the financial statements and financial statement schedule, which appears in Cumulus Media Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cumulus Media Inc. of our report dated February 28, 1999, except for Note 8 which is dated September 15, 1999, relating to the financial statements of HMH Broadcasting, Inc., which appears in the Current Report on Form 8-K/A of Cumulus Media Inc. filed November 16, 1999.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cumulus Media Inc. of our report dated October 27, 1999 relating to the financial statements of Cape Fear Broadcasting Company, which appears in the Current Report on Form 8-K/A of Cumulus Media Inc. filed November 16, 1999.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cumulus Media Inc. of our report dated October 27, 1999 relating to the financial statements of C.F. Radio, Inc., which appears in the Current Report on Form 8-K/A of Cumulus Media Inc. filed November 16, 1999.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cumulus Media Inc. of our report dated February 28, 1999 relating to the financial statements of Coast Radio L.L.C., which appears in the Current Report on Form 8-K/A of Cumulus Media Inc. filed November 16, 1999.

     We also consent to references to us under the heading "Experts" in such Registration Statement.

                                            /s/  PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
January 10, 2000